Exhibit 5.1
June 24, 2011
The Men’s Wearhouse, Inc.
40650 Encyclopedia Circle
Fremont, California 94538

Ladies and Gentlemen:
The undersigned, as Vice President — Corporate Compliance and Assistant Secretary of The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), and an attorney licensed by the State of Texas, in connection with the Company’s filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of an additional 2,500,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), to be offered upon the terms and subject to the conditions set forth in the Company’s 2004 Long-Term Incentive Plan, as amended and restated effective April 1, 2008 (as amended by the First Amendment thereto, the “Plan”).
In such capacity, I have examined (i) the Restated Articles of Incorporation, as amended to date, and the Fourth Amended and Restated By-Laws of the Company, (ii) the Plan, (iii) the Registration Statement, and (iv) such certificates, statutes and other instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed.
In connection with this opinion, I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.
Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ LAURA ANN SMITH
Laura Ann Smith
Vice President — Corporate Compliance
and Assistant Secretary
6380 Rogerdale Road • Houston, Texas 77072 • Phone: (281) 776-7000